UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

0-27148
(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01      REGULATION FD DISCLOSURE

Einstein Noah Restaurant Group, Inc. (the “Company”) will make presentations at the Investor and Robert W. Baird Conference on Monday, May 12, 2008. A copy of the presentation is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Certain statements in the attached presentation contain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof.  Forward-looking statements involve a number of risks and uncertainties.  A description of factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements is detailed in the Company’s press releases and other filings with the Securities and Exchange Commission, and include the following factors: the improvement in period over period comparable store sales is not necessarily indicative of future results and is subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; and the results for past fiscal years and first quarter of 2008 are not necessarily indicative of future results.  In addition, this presentation includes certain non-GAAP financial measures.  Reconciliations/explanations of such non-GAAP financial measures to their corresponding GAAP measures are included in the attached presentation.  Any estimates for 2008 and projections for 2009 are preliminary and are subject to change as results may vary.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

99.1         Investor presentation, to be presented during the week of May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: May 12, 2008	/S/ ROBERT E. GOWDY, JR.
Robert E. Gowdy, Jr.
Controller and Chief Accounting Officer